Exhibit 10.1(a)

THIRD AMENDMENT TO ENTELLUS MEDICAL, INC.

2006 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED NOVEMBER 12, 2009,

AS AMENDED

ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 16, 2014 AND THE

STOCKHOLDERS ON DECEMBER 22, 2014

Section 4.1 of the Plan, as last amended as of April 15, 2014, shall be further amended and restated in its entirety to read as follows:

“4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan or by amendment, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 14,165,232 shares of Common Stock, which includes 48,400 shares of restricted stock issued and outstanding, 135,776 shares of restricted stock and shares from stock options exercised early which have been repurchased and not returned to the pool, and 4,546,607 shares previously issued upon exercise of stock options, leaving a net amount of shares of Common Stock reserved for issuance of 9,434,449 as of December 16, 2014.”